Exhibit (viii)(a)

                      BULL & BEAR GLOBAL INCOME FUND, INC.
                            (a Maryland corporation)

                Shares of Common Stock Issuable Upon Exercise of
                    Non-Transferable Rights to Subscribe for
                           Such Shares of Common Stock

                  (Common Stock Par Value $0.01 Per Share)

                            DEALER MANAGER AGREEMENT


 FIRST ALBANY CORPORATION                                       May 5, 1998
 41 State Street
 Albany, New York 12201

 Ladies and Gentlemen:

           Bull & Bear Global Income Fund, Inc., a Maryland corporation (the "Fund"), and Bull & Bear Advisers, Inc. (the "Adviser") each confirms its agreement with and appointment of First Albany Corporation, a New York corporation (the "Dealer Manager"), to act as exclusive dealer manager in connection with the issuance by the Fund to the holders (the "Record Date Shareholders") on the record date (the "Record Date") set forth in the Prospectus (as defined herein) of the Fund's common stock, par value $0.01 per share (the "Common Stock"), of non-transferable rights entitling such Record Date Shareholders to subscribe for an aggregate of 1,576,468 shares (each a "Share" and collectively, the "Shares") of Common Stock. The offer of Shares contemplated by the Fund's issuance of rights as more fully described in the Prospectus shall be defined in this Agreement as the "Offer." Pursuant to the terms of the Offer, the Fund is issuing to each Record Date Shareholder one non-transferable subscription right (each a "Right" and collectively, the "Rights") for each share of Common Stock owned on the Record Date. Such Rights entitle Record Date Shareholders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in such Prospectus (the "Subscription Price"), one Share for every two Rights held and exercised on the terms and conditions set forth in such Prospectus. The right to acquire one Share for every two Rights held during the Subscription Period at the Subscription Price is hereinafter referred to as the "Primary Subscription." No fractional Shares will be issued. Shares may be purchased only pursuant to the exercise of Rights in integral multiples of two. Any Record Date Shareholder who fully exercises all Rights issued to such shareholder shall, as set forth in the Prospectus, be entitled to request to subscribe for Shares ("Excess Shares") that were not otherwise subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). Pursuant to the Over-Subscription Privilege, the Fund may, at its discretion, increase the number of Shares subject to subscription by up to 25%, or 394,117, for an aggregate of 1,970,585 Shares.

           The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (Nos. 33-46765 and 811-08025) and a related preliminary prospectus and preliminary statement of additional information for registration of the Shares under the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission under the 1940 Act and the 1933 Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and a final statement of additional information necessary to permit such registration statement to become effective will promptly be filed by the Fund with the Commission. If the registration statement has become effective and any prospectus or statement of additional information contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and a final statement of additional information containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 497(h) of the Rules and Regulations.
 The registration statement, as amended at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A, is hereinafter referred to as the "Registration Statement." The term "Prospectus" means the final prospectus and a final statement of additional information in the form filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be. The Prospectus and letters to beneficial owners of the shares of Common Stock of the Fund, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize, in each case in writing prior thereto, for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."

           SECTION 1.     Representations and Warranties.

           (a) The Fund represents and warrants to the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") and as of the Expiration Date (as defined below) that:

             (i) The Fund meets the requirements for use of Form N-2 under the 1933 Act and the 1940 Act and the Rules and Regulations.
      At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1940 Act and the Rules and Regulations, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus and the other Offering Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or other Offering Materials made in reliance upon and in conformity with information furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

              (ii) The accountants who certified the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1940 Act and the Rules and Regulations.

           (iii) The financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Fund as at the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the headings "Fee Table" and "Financial Highlights" presents fairly in all material respects the information stated therein.

              (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business, and (C) except for its current policy to periodically distribute, subject to market conditions, an amount equal to a percentage of its net asset value, there has been no dividend or distribution of any kind paid or declared in respect of the Fund's capital stock.

             (v) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus; the Fund currently maintains all material governmental licenses, permits, consents, orders, approvals, and other authorizations (collectively, the "Licenses and Permits") necessary to carry on its business as contemplated in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Fund; and the Fund has no subsidiaries.

            (vi) The Fund is registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission and all required action has been taken under the 1933 Act and the 1940 Act to consummate the issuance of the Rights and the issuance and sale of the Shares.

           (vii) The authorized, issued and outstanding capital stock of the Fund at December 31, 1997 is as set forth in the Prospectus under the caption "Capital Stock"; the outstanding shares of Common Stock have been duly authorized by all requisite corporate action on the part of the Fund and are validly issued, fully paid and non-assessable; the Rights and the Shares have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Fund for sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Common Stock, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Prospectus and the Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

          (viii) Each of this Agreement, the Investment Management Agreement referred to in the Registration Statement (the "Investment Management Agreement"), the Soliciting Dealer Agreement referred to in the Registration Statement (the "Soliciting Dealer Agreement"), the Subscription Agency Agreement (the "Subscription Agency Agreement") with State Street Bank and Trust Company (the "Subscription Agent") referred to in the Registration Statement, the IFTC Transfer Agent Agreement referred to in the Registration Statement (the "IFTC Transfer Agent Agreement"), the Credit Facilities Agreement referred to in the Registration Statement (the "Credit Facilities Agreement"), the Securities Lending Authorization Agreement referred to in the Registration Statement (the "Securities Lending Authorization Agreement"), and the Custody and Investment Accounting Agreement referred to in the Registration Statement (the "Custody and Investment Accounting Agreement") (collectively, all of the foregoing are the "Fund Agreements") has been duly authorized, executed and delivered by the Fund, and each complies in all material respects with all applicable provisions of the 1940 Act; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, whether statutory or decisional, of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to the qualification that the enforceability of the indemnification and contribution provisions in the Fund Agreements may be limited by applicable federal and state securities laws.

            (ix) Neither the execution or delivery by the Fund nor the performance by the Fund of any of its obligations under this Agreement or any of the Fund Agreements contravenes or constitutes a material default under any provision contained in any law, rule or regulation of any governmental or regulatory authority or any order or regulation of any court by which the Fund or any of its assets is bound or affected.

             (x) Except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund threatened against or affecting, the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs, business prospects, net worth or results of operations of the Fund, or which might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

            (xi) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

           (xii) The Fund has complied in all previous tax years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

          (xiii) The issuance of the Rights, the issuance and sale of the Shares and the performance and consummation of the other transactions contemplated herein and the other Fund Agreements will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or By-Laws of the Fund.

           (xiv) The Common Stock has been duly listed on the American Stock Exchange and prior to their issuance the Shares will have been duly approved for listing, subject to official notice of issuance, on the American Stock Exchange.

            (xv) The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares,
      (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided, however, that any action in connection with the Fund's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xv).

           (xvi) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body, whether foreign or domestic, is legally required for the consummation by the Fund of the transactions contemplated by this Agreement, the Fund Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the 1933 Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the 1940 Act, the 1933 Act, the 1934 Act, and state securities laws.

           (b) The Adviser represents and warrants to the Dealer Manager as of the date hereof and as of the Representation Date and as of the Expiration Date that:

             (i) The Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus; the Adviser currently maintains all Licenses and Permits necessary to carry on its business as contemplated in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Adviser; and the Adviser has no subsidiaries.

            (ii) The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Fund as contemplated in the Registration Statement and the Prospectus and the Investment Management Agreement.

           (iii) The description of the Adviser in the Registration Statement and the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (iv) Each of this Agreement and the Investment Management Agreement has been duly authorized, executed and delivered by the Adviser and complies in all material respects with all applicable provisions of the Advisers Act and the 1940 Act, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Adviser, subject to the qualification that the enforceability of the Adviser's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, whether statutory or decisional, of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and to the qualification that the enforceability of the indemnification and contribution provisions in the Fund Agreements may be limited by applicable federal and state securities laws.

             (v) Neither the performance by the Adviser of its obligations under this Agreement or the Investment Management Agreement nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with, result in a material breach or violation of, or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any properties or assets of the Adviser under the charter or by-laws of the Adviser, or the terms and provisions of any material agreement, indenture, mortgage, lease or other instrument to which the Adviser is a party or by which it may be bound or to which any of the property or assets of the Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Adviser or any of its properties.

            (vi) Except as set forth in the Registration Statement and the Prospectus, there is no pending or, to the best knowledge of the Adviser, threatened action, suit or proceeding to which the Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which might result in any material adverse change in the condition, financial or otherwise, business prospects, net worth or results of operations of the Adviser, or which might materially and adversely affect the properties or assets of the Adviser of a character required to be disclosed in the Registration Statement or Prospectus.

           (vii) The Adviser does not require any material governmental licenses, permits, consents, orders, approvals or other authorizations to enable the Adviser to continue to supervise investments in securities as contemplated in the Prospectus other than those that have been obtained.

          (viii) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under federal law or the laws of any other jurisdiction, whether foreign or domestic, for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Management Agreement other than those that have been obtained.

            (ix) The Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the 1934 Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement); provided, however, that any action in connection with the Fund's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(ix).

             (x) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus.

            (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or management of the Adviser, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business.

           (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.

           SECTION 2.     Agreement to Act as Dealer Manager.

           (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

             (i) The Fund hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A with the Dealer Manager (the "Soliciting Dealers"), to solicit, in accordance with the 1933 Act, the 1940 Act and the 1934 Act, and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement and the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement.

            (ii) The Fund agrees to furnish, or cause to be furnished, to the Dealer Manager lists, or copies of those lists, showing the names and addresses of, and number of Shares held by, Record Date Shareholders as of the Record Date, and to use its best efforts to advise the Dealer Manager, or cause it to be advised, on each day on which the American Stock Exchange is open for trading during the Subscription Period, as to any transfer of Shares, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that the Dealer Manager has requested to solicit exercises of Rights.

           (b) The Dealer Manager agrees to provide to the Fund, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer. No advisory fee other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager's out-of-pocket expenses as described in Section 5 of this Agreement will be payable by the Fund to the Dealer Manager in connection with the financial advisory and marketing services provided by the Dealer Manager pursuant to this Section 2(b).

           (c) The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Fund contemplated by this Agreement.

           (d) In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Adviser, or any of their affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager's acting in such capacity), or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from the Dealer Manager's gross negligence or willful misconduct in such acts or omissions.

           SECTION 3. Dealer Manager Fees and Solicitation Fees. In full payment for services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee for its financial advisory and marketing services equal to 1.625% of the aggregate Subscription Price for the Shares issued pursuant to the Offer and the Over-Subscription Privilege (the "Dealer Manager Fee"). In full payment for the soliciting efforts to be rendered, the Fund agrees to pay fees (the "Solicitation Fees") to either the Soliciting Dealer or the Dealer Manager equal to 2.375% of the Subscription Price per Share for each Share issued pursuant to the Offer and the Over-Subscription Privilege (such Solicitation Fees paid to the Dealer Manager are in addition to the Dealer Manager Fee). The Fund agrees to pay the Solicitation Fees to the broker-dealer designated on the applicable portion of the form used by the Record Date Shareholder to exercise Rights and the Over-Subscription Privilege, provided that such broker dealer has executed a confirmation, in the form attached to the Soliciting Dealer Agreement, accepting the terms of the Soliciting Dealer Agreement, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then to pay the Dealer Manager the Solicitation Fee for Shares issued pursuant to the Offer. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payments will be made on the day after the final payment for Shares is due as set forth in the Prospectus. Payment of the Solicitation Fees to a Soliciting Dealer that executed a confirmation will be made by the Fund directly to such Soliciting Dealer to an address identified by such Soliciting Dealer by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Manager.

           SECTION 4. Covenants of the Fund. The Fund covenants with the Dealer Manager as follows:

           (a) The Fund will use its best efforts to cause the Registration Statement to become effective under the 1933 Act and the 1940 Act and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

           (b) The Fund will notify the Dealer Manager immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission,
 (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the statement of additional information included in the Registration Statement, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act or the initiation of any proceeding for that purpose and (vi) of the suspension of the qualification of the Shares or Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection
 (iv) hereunder or any order of suspension or revocation described in subsection (v) or subsection (vi) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

           (c) The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations), whether pursuant to the 1933 Act, the 1940 Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

           (d) The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

           (e) The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act and the 1940 Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the 1933 Act and the 1940 Act or the Rules and Regulations.

           (f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing, filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of or a supplement or supplements to, the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager) which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered, not misleading.

           (g) The Fund will endeavor, in cooperation with the Dealer Manager, to qualify the Shares and Rights for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate, and will maintain such qualifications in effect for the duration of the Offer; provided, however, that the Fund will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

           (h) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule
 158) of the Registration Statement.

           (i) The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

           (j) For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity-related securities of the Fund, or securities convertible into such securities, other than the Rights and the Shares and the Common Stock issued in reinvestment of dividends or distributions.

           (k) The Fund will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

           (l) The Fund will use its best efforts to cause the Shares to be duly authorized for listing by the American Stock Exchange prior to the time the Shares are issued.

           (m) The Fund will advise or cause the Subscription Agent to advise the Dealer Manager and each Soliciting Dealer from day-to-day during the period of, and promptly after the termination of, the Offer, (i) as to all names and addresses of Record Date Shareholders exercising Rights,
 (ii) the total number of Rights exercised by each Record Date Shareholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, (iii) the number of Rights exercised for Shares on exercise forms indicating the Dealer Manager or Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and (iv) will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed, and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating the Dealer Manager or a Soliciting Dealer as the broker-dealer with respect to such exercise.

           (n) Neither the Fund nor the Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Shares; provided, however, that any action in connection with the Fund's dividend reinvestment plan will not be deemed to be within the meaning of this
 Section 4(n).

           SECTION 5.     Payment of Expenses.

           (a) The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares,
 (iii) the fees and disbursements of the Fund's counsel and accountants,
 (iv) the qualification of the Shares and Rights under securities laws in accordance with the provisions of Section 4(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Dealer Manager in connection therewith, (v) the printing and delivery to the Dealer Manager of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, of this Agreement and of the Soliciting Dealer Agreement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the American Stock Exchange, (vii) the filing fees of the Commission, (viii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (ix) the printing, mailing and delivery expenses incurred in connection with the Offering Materials, and (x) the fees and expenses incurred with respect to the Subscription Agent.

           (b) In addition to any fees that may be payable to the Dealer Manager under Section 3 of this Agreement, the Fund agrees to reimburse the Dealer Manager upon consummation of the Offer and the request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel, up to a maximum aggregate payment of $100,000; provided, however, that such maximum amount shall not apply to or otherwise impair in any manner any payments due pursuant to Section 7 of this Agreement.

           (c) If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund shall reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in paragraph (a) of this Section 5 which the Fund would have paid if such transactions had been consummated.

           SECTION 6. Conditions of the Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective covenants and obligations hereunder, and to the following further conditions:

           (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

           (b) On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

           (1) The favorable opinions, dated the Representation Date and the Expiration Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois) and Affiliates ("Skadden, Arps"), special counsel for the Fund, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

             (i) The Fund is qualified to do business and is in good standing as a foreign corporation under the laws of the State of New York.

            (ii) Such counsel has been informed by the American Stock Exchange that the Shares have been duly approved for listing on the American Stock Exchange, subject to official notice of issuance.

           (iii) Each of this Agreement and the Investment Management Agreement complies as to form in all material respects with all applicable provisions of the 1940 Act; and, assuming due authorization, execution and delivery thereof by all other parties thereto, each of the Investment Management Agreement and the Subscription Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, receivership, insolvency, fraudulent conveyance, moratorium or similar laws, whether statutory or decisional, now or hereafter in effect, affecting creditors' rights generally, and (b) with respect to principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (iv) Such counsel shall state that they have been informed by the Commission staff that the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 497(c), (e), (h) or (j) required to be made to the date hereof has been made in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, as of the date of its effectiveness, the Prospectus and each amendment thereof or supplement thereto, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the Rules and Regulations, except in each case such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein or express any opinion as to the financial statements, schedules and other financial or statistical data included therein, excluded therefrom or incorporated by reference therein.

             (v) Such counsel shall state that they have been advised by the Fund that there is no pending or threatened action, suit or proceeding to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Fund, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus.

            (vi) To their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other documents of the Fund required to be described or referred to in the Prospectus or the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto.

           (vii) To such counsel's knowledge and subject to the qualifications set forth in the following paragraph, the issuance and sale of the Shares pursuant to the Offer and the execution, delivery and performance of this Agreement and the Subscription Agency Agreement and the consummation of the transactions contemplated herein and therein (A) do not require, under the laws of the State of New York, or the laws of the United States, the consent, approval, authorization, registration, qualification or order of any court or governmental agency or body or national securities exchange or national securities association (except such as have been obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, such as has been obtained from the American Stock Exchange and such as may be required by the National Association of Securities Dealers, Inc. or under Blue Sky laws) and (B) do not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a default under any material indenture, mortgage, deed of trust, lease or other agreement or instrument specifically identified by the Fund to such counsel to which the Fund is a party or by which it or any of its property is bound, or the Articles of Incorporation or the By-Laws of the Fund, or any judgment, decree or order, specifically identified to such counsel by the Fund, applicable to the Fund. Such counsel need not express any opinion, however, as to any such consent, approval, authorization, registration, qualification or order (i) which may be required as a result of the involvement of the other parties to such agreements in the transactions contemplated by such agreements because of their legal or regulatory status or because of any other facts specifically pertaining to them, (ii) the absence of which does not have a material adverse effect on the Dealer Manager and does not deprive the Dealer Manager of any material benefit under such agreements, or (iii) which can be readily obtained without significant delay or expense to the Dealer Manager, without loss to the Dealer Manager or any material adverse effect on the Dealer Manager during the period such consent, approval, authorization, registration, qualification or order was being obtained.

           The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications or orders required under
      (i) laws which are specifically referred to in such opinion and (ii) laws which, in the experience of such counsel, are normally applicable to transactions of the type provided for in this Agreement.

          (viii) The Fund is registered with the Commission under the 1940 Act as a closed-end, diversified management investment company; and, to the knowledge of such counsel, no order of suspension or revocation of such registration under the 1940 Act, pursuant to
      Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

            (ix)     The statements in the Prospectus under the caption "The
      Offer   Federal Income Tax Consequences," to the extent that they
      constitute matters of law or legal conclusions, are correct in all
      material respects.   Such statements are based on current applicable
      United States tax laws and such counsel's understanding of the Fund's proposed operations as discussed in the Prospectus.

                In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

                Such counsel shall also have stated that they have participated in conferences with officers and other representatives of the Fund, the independent public accountants for the Fund and the Dealer Manager at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon, and does not assume any responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to their attention which have led them to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date and the Expiration Date (as the case may be), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements, schedules and other financial or statistical data included in, omitted from or incorporated by reference in the Registration Statement or the Prospectus.

           (2) The favorable opinions, dated the Representation Date and the Expiration Date, of Venable, Baetjer and Howard, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

             (i) The Fund has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

            (ii) The Fund has the corporate power to execute, deliver and perform its obligations under each of this Agreement and the Fund Agreements and conduct its business as described in the Registration Statement and the Prospectus.

           (iii) The Fund's authorized capitalization is as set forth in the Prospectus under the heading "Capital Stock." The Rights have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Fund for sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Common Stock, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Prospectus under the heading "Capital Stock" insofar as such description relates to Maryland legal matters; when issued, the Shares will not be subject to any preemptive rights provided for in the Articles of Incorporation.

            (iv) Each of this Agreement and the other Fund Agreements have been duly authorized, executed and delivered by the Fund.

             (v) To such counsel's knowledge and subject to the qualifications set forth in the following paragraph, the issuance and sale of the Shares pursuant to the Offer and the execution, delivery and performance of this Agreement and each of the Fund Agreements and the consummation of the transactions contemplated herein and therein
      (A) do not require under the laws of the State of Maryland the consent, approval, authorization, registration, qualification or order of any Maryland court or Maryland governmental agency or body and (B) do not conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the By-Laws of the Fund, or any judgment, decree or order of any Maryland court or administrative agency, specifically identified to such counsel by the Fund, applicable to the Fund. Such counsel need not express any opinion, however, as to any such consent, approval, authorization, registration, qualification or order (i) the absence of which does not have a material adverse effect on the Dealer Manager and does not deprive the Dealer Manager of any material benefit under such agreements, or (ii) which can be readily obtained without significant delay or expense to the Dealer Manager, without loss to the Dealer Manager or any material adverse effect on the Dealer Manager during the period such consent, approval, authorization, registration, qualification or order was being obtained.

           The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications or orders required under
      (i) laws which are specifically referred to in such opinion and (ii) laws which, in the experience of such counsel, are normally applicable to transactions of the type provided for in this Agreement.

           (3) The favorable opinions, dated as of the Representation Date and the Expiration Date, of Thomas B. Winmill, counsel to the Adviser, to the effect that:

             (i) The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement for the Fund as contemplated by the Prospectus.

            (ii) The Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

           (iii) The Adviser has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

            (iv) The Adviser currently maintains all Licenses and Permits necessary to carry on its business as contemplated in the Prospectus.

             (v) The Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect on the operations or financial condition of the Adviser.

            (vi) Each of this Agreement and the Investment Management Agreement has been duly authorized, executed and delivered by the Adviser; each of this Agreement and the Investment Management Agreement constitutes a valid and binding obligation of the Adviser; no consent, approval, authorization or order of any court or governmental authority or agency is required that has not been obtained for the performance of this Agreement or the Investment Management Agreement by the Adviser; and neither the execution and delivery of this Agreement or the Investment Management Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, the Adviser's Charter or By-Laws or, to the best of such counsel's knowledge and information, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

           (vii) To the best of such counsel's knowledge and information, the description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein.

          (viii) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Adviser that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

            (ix) Each of this Agreement and the Investment Management Agreement complies with all applicable provisions of the Advisers Act.

                Such counsel shall also have stated that they have participated in conferences with officers and other representatives of the Fund, the independent public accountants for the Fund and the Dealer Manager at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon, and does not assume any responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to their attention which have led them to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date and the Expiration Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements, schedules and other financial or statistical data included in, omitted from or incorporated by reference in the Registration Statement or the Prospectus.

           (4) The favorable opinions, dated as of Representation Date and the Expiration Date, of Rogers & Wells LLP, counsel for the Dealer Manager, with respect to the issuance and sale of the Shares, and such other related matters as the Dealer Manager may reasonably require.

           (c) The Fund shall have furnished to the Dealer Manager certificates of the Fund, signed by the President, the Treasurer, the Secretary, or a Vice President of the Fund, dated as of the Representation Date and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

             (i) The representations and warranties of the Fund in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund's knowledge, threatened; and

           (iii) Since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, prospects, net worth or results of operations of the Fund (excluding fluctuations in the Fund's net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

           (d) The Adviser shall have furnished to the Dealer Manager certificates of the Adviser, signed by the President, Treasurer, Secretary or Vice President, dated as of the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be.

           (e) Tait, Weller & Baker shall have furnished to the Dealer Manager letters, dated as of the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, to the effect that:

             (i) They are independent accountants with respect to the Fund within the meaning of the 1933 Act and the Rules and Regulations;

            (ii) In their opinion, the audited financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1940 Act and the Rules and Regulations;

           (iii) They have performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial statements read by such accountants, or at a subsequent specified date not more than three days prior to the Representation Date and the Expiration Date, there was any change in the capital stock or any decrease in the net assets of the Fund as compared with amounts shown on the statement of net assets included or incorporated by reference in the Registration Statement except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

            (iv)     In addition to the procedures referred to in clause
      (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

           (f) At the date of this Agreement, counsel for the Dealer Manager shall have been furnished with such further documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the Shares and the sale of the Shares as contemplated herein and in the Registration Statement and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the issuance of the Rights and the Shares and sale of the Shares as contemplated herein and in the Registration Statement shall be satisfactory in form and substance to the Dealer Manager and counsel for the Dealer Manager.

           (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Fund, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Manager by notice to the Fund at any time at or prior to the Representation Date by the Dealer Manager, and such termination shall be without liability of any party to any other party except as provided in Section 5.

           SECTION 7.     Indemnification and Contribution.

           (a) The Fund agrees to indemnify and hold harmless the Dealer Manager and its affiliates and their respective directors, officers, employees, agents and controlling persons (the Dealer Manager and each such person being an "Indemnified Party") as follows:

             (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Offering Materials or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the occurrence of any matter described in clause (i) above, if such settlement is effected with the written consent of the Fund, which consent the Fund shall not unreasonably refuse; and

           (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Manager), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the occurrence of any matter described in clause
      (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Fund, to the extent, that any such expense is not paid under clause (i) or (ii) above.

           (b)(i) The Fund shall not, however, be liable to an Indemnified Party for any loss, liability, claim, settlement, damage or expense under clauses (i)(A) and (B) of subsection 7(a), to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Offering Materials in reliance upon and in conformity with written information concerning the Dealer Manager furnished to the Fund by or on behalf of the Dealer Manager expressly for use in the Registration Statement (or any amendment thereto) which the parties agree is set forth only in the "Prospectus Summary - Distribution Arrangements" and "Distribution Arrangements" sections of the Prospectus.

            (ii) The Fund also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Fund, the Adviser or their respective security holders or creditors, related to or arising out of the Offer or the engagement of the Dealer Manager pursuant to, or the performance by the Dealer Manager of the services contemplated by, this Agreement, except to the extent, and only to the extent, that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith or gross negligence of such Indemnified Party.

           (iii) The Fund agrees that, without the Dealer Manager's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 7 (whether or not the Dealer Manager or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

           (c)  In no case shall the indemnification provided in this
 Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

           (d) If the indemnification of an Indemnified Party provided for in this Agreement is for any reason unenforceable (unless unenforceability is due solely to the contractual inapplicability of such indemnification in accordance with the express terms hereof), the Fund and the Dealer Manager shall contribute to the aggregate losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable, as incurred,
 (i) in the proportion that the compensation of the Dealer Manager payable hereunder bears to the aggregate Subscription Price of the Shares, with the Dealer Manager paying the smaller portion and the Fund paying the larger portion; or (ii) if (but only if) the allocation provided for in clause
 (i) of this subsection 7(d) is for any reason held unenforceable, in such proportion as is appropriate to reflect the relative benefits and fault of the Fund on the one hand, and the Dealer Manager on the other hand, with respect to the transaction contemplated by this Agreement, including, without limitation, the Offer, to which the loss, liability, claim, damage or expense or action in respect thereof relates, as well as any other relevant equitable considerations. The benefits received by the Fund in the aggregate and the benefits received by the Dealer Manager with respect to the Offer will be deemed to be in the same proportion as the total net proceeds from the subscription for the Shares (before deducting expenses) received by the Fund bear to the aggregate amount of Dealer Manager Fees and Solicitation Fees received by the Dealer Manager pursuant to Section 3 of this Agreement with respect to the Offer. The relative fault with respect to the Offer will be determined by reference to whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Fund or by the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent the statement or omission. The Fund and the Dealer Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by a proportionate allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph (d).
 The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action with respect thereto, referred to above in this Section 7 will be deemed to include, for purposes of this
 Section 7, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Dealer Manager will not be required to contribute any amount in excess of the amount by which the Soliciting Fees received by the Dealer Manager pursuant to Section 3 of this Agreement exceeds the amount of any damages that the Dealer Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction will be entitled to contribution pursuant to this paragraph
 (d) from any person who was not found guilty of the fraudulent misrepresentation. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have.

           (e) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Fund in which such Indemnified Party is not named as a defendant, the Fund agrees to reimburse the Dealer Manager for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Dealer Manager in an amount to be mutually agreed upon.

           (f) The Fund agrees to notify the Dealer Manager promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement. Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party will notify the Fund in writing of such claim or of the commencement of such action or proceeding, but the failure to notify the Fund will not relieve the Fund from any liability which it may have to such Indemnified Party under this Agreement, and will not relieve the Fund from any other liability that it may have to such Indemnified Party.

           (g) The Fund agrees to indemnify each Soliciting Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b) and (e) of this Section 7.

           SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or any controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

           SECTION 9.     Termination of Agreement.

           (a) This Agreement may be terminated in the sole discretion of the Dealer Manager by notice to the Fund given at or prior to the expiration of the Offer in the event that the Fund or the Adviser shall have failed, refused or been unable to perform all material obligations and satisfy all material conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the termination of the Offer,

             (i) The Fund or the Adviser shall have sustained any material loss or interference with its business or properties from fire, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or there shall have been any material adverse change or any development involving a prospective material adverse change (including without limitation a change in management or control of the Fund or the Adviser, as the case may be), in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, except in each case as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto) and except for changes in the Fund's net asset value due to its normal investment operations;

            (ii) Trading in the Common Stock has been suspended by the Commission or the American Stock Exchange;

           (iii) There has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Manager, impracticable to market the Shares or to enforce contracts for the sale of the Shares; or

            (iv) Trading generally on the American Stock Exchange or the National Association of Securities Dealers Automated Quotations System shall have been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by United States or New York authorities.

           (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and Section 7.

           SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Dealer Manager shall be directed to First Albany Corporation, 53 State Street, Boston, Massachusetts 02109-2811, Attention:
 Oleg Pohotsky, with a copy to Michael R. Lindburg, Esq.; notices to the Fund or the Adviser shall be directed to Bull & Bear Global Income Fund, Inc., 11 Hanover Square, New York, New York 10005, Attention: Thomas B. Winmill.

           SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and the Soliciting Dealer(s) and their respective successors and the controlling persons, employees and their agents and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons, employees and their agents and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

           SECTION 12. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time. Each of the Dealer Manager, the Adviser and the Fund (in its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waive all right to trial by jury in any suit, action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of the Dealer Manager pursuant to, or by the performance by the Dealer Manger of the services contemplated by, this Agreement.

           SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           SECTION 14. Entire Agreement. This Agreement including, without limitation, the indemnification provisions contained in Section 7 hereof, sets forth the entire agreement between the parties hereto concerning the matters set forth herein, notwithstanding anything to the contrary contained in the engagement letter dated January 20, 1998 between the Fund and the Dealer Manager.



           If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Adviser and the Dealer Manager.

                          Very truly yours,

                          BULL & BEAR GLOBAL INCOME FUND, INC.




                          By: ________________________
                              Name:  Thomas B. Winmill
                              Title: President



                          BULL & BEAR ADVISERS, INC.



                          By: ________________________
                              Name:  Thomas B. Winmill
                              Title: President


 Confirmed and Accepted, as of
    the date first above written:

 FIRST ALBANY CORPORATION


 By: _____________________
     Name:  Oleg Pohotsky

     Title: Vice President